Exhibit 99.1

BLINK CHARGING ANNOUNCES THIRD QUARTER 2024 RESULTS

●	Third quarter 2024 total revenues of $25.2 million; Year-to-date 2024 total revenues of $96.0 million
●	Third quarter 2024 product revenues of $13.4 million; Year-to-date 2024 product revenues of $64.5 million
●	30% increase in service revenues[2] to $8.8 million in third quarter of 2024 compared to $6.7 million in third quarter 2023; 35% increase in year-to-date 2024 service revenues to $25.0 million
●	Service revenue contributed 35% of total revenue in third quarter 2024 compared with 16% in the same period last year
●	Industry leading gross margin of 36% in the third quarter of 2024; 35% gross margin year-to-date(1)
●	Third quarter 2024 operating expenses decreased 21% to $97.3 million compared to third quarter of 2023; 24% decrease in year-to-date 2024 operating expenses to $159.6 million
●	6,978 charging stations contracted, deployed or sold in third quarter of 2024; Company has surpassed 105,000 chargers contracted, deployed or sold globally since inception

Bowie, MD (November 7, 2024) – Blink Charging Co. (Nasdaq: BLNK) (“Blink” or the “Company”), a leading manufacturer, owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the third quarter ended September 30, 2024.

The following top-line highlights are in thousands of dollars and preliminary.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	% Change	2024	2023	% Change
Product Revenues	$13,448	$35,059	(61.6)%	$64,538	$76,035	(15.1)%
Service Revenues (2)	8,754	6,735	30.0%	24,988	18,491	35.1%
Other Revenues (3)	2,985	1,583	88.6%	6,491	3,361	93.1%
Total Revenues	$25,187	$43,377	(41.9)%	$96,017	$97,887	(1.9)%

(1)	Among comparative full-service publicly traded charging providers headquartered in the U.S.
(2)	Service Revenues consist of charging service revenues, network fees, and car-sharing service revenues.
(3)	Other Revenues consist of warranty fees, grants and rebates, and other revenues.

“Blink delivered service revenue growth of 30% in the third quarter, primarily driven by the expansion of our global network of Blink-owned chargers and the corresponding demand for charging and networked services. We also continued to strengthen our business by reducing our year-to-date cash burn by $45 million, or 50%, excluding financing activities, and reducing our total year-to-date operating expenses by 24%. As we expected, overall product revenues decreased in the quarter, in part related to significantly stronger charger sales to automotive dealerships in 2023. However, our third quarter margin of 36%, demonstrates our ability to generate more profitable and sustainable revenue by shifting to our traditional sales verticals and leveraging our vertically integrated model.

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“As we move through the balance of the year, we’re focused on continuing the momentum we’ve built around our service offerings and on increasing our reach as the third largest charging network in the U.S. and a leading charging provider in Europe. We have continued to expand our Blink-owned network, with 28% growth in owned and operated units compared to the third quarter of 2023.

“We remain focused on our strategic priorities and have restructured our operations and optimized our processes to ensure that Blink is resilient in challenging market conditions. During the quarter, as previously communicated, we took additional improvement actions that will be completed by first quarter of 2025.

“The EV charging industry is still in its early stages, and with our product and service offerings, our network and our flexible business models designed to meet the unique needs of our customers, we’re energized by the opportunities in our pipeline. As EV adoption continues to expand, we remain committed to building the global infrastructure to enable a seamless transition to electric transportation alternatives.” said Brendan Jones, President and Chief Executive Officer of Blink Charging.

Company Targets

For the full year 2024, Blink is revising its target revenues to between $125 million and $135 million. The Company expects to achieve positive adjusted EBITDA in the second half of 2025.

The Company targets gross margin for full year 2024 of approximately 33%.

Third Quarter and First Nine Months Financial Results

Revenues

Total Revenues of $25.2 million for the third quarter of 2024 compared to revenues of $43.4 million in the third quarter of 2023.

Total Revenues of $96.0 million for the first nine months of 2024 compared to $97.9 million in the first nine months of 2023.

Product Revenues of $13.4 million in the third quarter of 2024, compared to $35.1 million in the third quarter of 2023.

Product Revenues of $64.5 million in the first nine months of 2024, compared to $76.0 million in the same period of 2023.

Service Revenues, which consist of charging service revenues, network fees, and car-sharing service revenues, increased 30% to $8.8 million in the third quarter of 2024, an increase of $2.0 million from the third quarter of 2023, primarily driven by greater utilization of chargers, an increased number of chargers on the Blink networks, and revenues associated with car-sharing programs.

Service Revenues increased 35% to $25.0 million in the first nine months of 2024, an increase of $6.5 million over the same period in 2023.

Other Revenues, which are comprised of warranty fees, grants and rebates, and additional sources, increased to $3.0 million in the third quarter of 2024, an increase of $1.4 million from the third quarter of 2023.

Other Revenues increased 93% to $6.5 million in the first nine months of 2024, an increase of $3.1 million over the same period in 2023.

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Gross Profit

Gross Profit was $9.1 million, or 36% of revenues, in the third quarter of 2024, compared to gross profit of $12.8 million, or 29% of revenues, in the third quarter of 2023. Gross margin increased in the third quarter of 2024 primarily due to shift in sales mix.

Gross Profit was $33.3 million, or 35% of revenues, in the first nine months of 2024, compared to gross profit of $29.6 million, or 30% of revenues, in the same period in 2023.

Operating Expenses

Operating expenses in the third quarter of 2024 decreased 21% to $97.3 million compared to $123.3 million in the third quarter of 2023.

Operating expenses in the first nine months of 2024 decreased 24% to $159.6 million compared to $210.3 million in the same period of 2023.

Operating expense in the third quarter and the first nine months of 2024 include non-cash goodwill and intangible assets impairment charges of $69.1 million related to a quantitative impairment analysis which determined that the fair value of all reporting units of the Company were less than the carrying amount. Excluding the non-cash impairment charges, operating expenses were $28.2 million and $90.5 million, respectively.

Net Loss and Loss Per Share

Net Loss for the third quarter of 2024 was $(87.4) million, or $(0.86) per share, compared to a net loss of $(112.7) million, or $(1.74) per share in the third quarter of 2023. As of September 30, 2024, the weighted average number of shares outstanding was 101.1 million. As of September 30, 2023, the weighted average number of shares outstanding was 64.6 million.

Net Loss for the first nine months of 2024 was $(124.6) million, or $(1.24) per share, compared to a net loss of $(184.0) million, or $(3.02) per share in the first nine months of 2023.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA for the third quarter of 2024 was a loss of $(14.0) million compared to an adjusted EBITDA loss of $(11.7) million in the third quarter of 2023.

Adjusted EBITDA for the first nine months of 2024 was a loss of $(38.9) million compared to an adjusted EBITDA loss of $(43.0) million in the same period in 2023.

Adjusted EBITDA (defined as earnings/loss before interest income/expense, provision for income taxes, depreciation and amortization, stock-based compensation, acquisition related costs, impairment of goodwill and intangible assets, estimated loss related to sale of underperforming assets of subsidiary, change in fair value related to consideration payable, loss on extinguishment of notes payable, and one-time non-recurring expense) is a non-GAAP financial measure management uses as a proxy for net income/loss. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Adjusted EPS for the third quarter of 2024 was a loss of $(0.16) compared to an adjusted EPS loss of $(0.16) in the third quarter of 2023.

Adjusted EPS for the first nine months of 2024 was a loss of $(0.47) compared to an adjusted EPS loss of $(1.15) in the same period in 2023.

Adjusted EPS (defined as earnings/loss per diluted share) is a non-GAAP financial measure management uses to assess earnings per diluted share excluding non-recurring items such as amortization expense of intangible assets, acquisition related costs, estimated loss related to sale of underperforming assets of subsidiary, change in fair value related to consideration payable, impairment of goodwill and intangible assets, loss on extinguishment of notes payable, and one-time non-recurring expense. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

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Cash and Cash Equivalents

As of September 30, 2024, Cash and Cash Equivalents totaled $64.6 million compared to $121.7 million at December 31, 2023.

Third Quarter 2024 Highlights:

●	Surpassed 100,000 chargers sold, deployed, or contracted globally

●	Announced planned operational cost reductions designed to position Blink for short and long-term success

●	Collaborated with WEX to enhance the integration of EV charging into mixed energy fleets

●	Formed a strategic alliance with Create Energy to revolutionize energy management with a ‘one-stop-shop’ for next-generation EV and renewable solutions

●	Announced the retirement of President and CEO Brendan Jones and the appointment of Michael Battaglia as successor

Subsequent to the Close of Third Quarter 2024:

●	Announced launching a £100 million Special Purpose Vehicle (SPV) to deploy charging assets and infrastructure in United Kingdom

●	Awarded a $2 million grant to own and operate EV chargers for the state of Illinois

●	Envoy Technologies, Blink’s subsidiary and a provider of electric vehicle car-sharing services and community-based electric vehicles, teamed with UNLMTED Real Estate Group to introduce car sharing at FIAT House, a brand-new collection of luxury residences in New Jersey

●	Announced a strategic agreement with Stable Auto to deploy advanced AI modeling in order to increase site utilization and efficiency

●	Envoy Technologies introduced award-winning Lucid Air EVs as part of its car share programs

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss third quarter 2024 results today, November 7, 2024, at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster4.com/Webcast/Page/2468/51507

To participate in the call by phone, dial (877) 545-0523 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0016. Callers should use access code: 315699.

A replay of the teleconference will be available until December 7, 2024, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 51507.

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BLINK CHARGING CO.

Unaudited Condensed Consolidated Statements of Operations

(in thousands except for share and per share amounts)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenues:
Product sales	$13,448	$35,059	$64,538	$76,035
Charging service revenue - company-owned charging stations	5,254	3,859	15,217	11,111
Network fees	2,332	1,973	6,304	5,268
Warranty	1,405	849	3,698	2,163
Grant and rebate	982	47	1,617	284
Car-sharing services	1,168	903	3,467	2,112
Other	598	687	1,176	914

Total Revenues	25,187	43,377	96,017	97,887

Cost of Revenues:
Cost of product sales	9,122	24,619	39,965	49,509
Cost of charging services - company-owned charging stations	724	566	1,924	2,196
Host provider fees	2,982	2,399	9,306	6,285
Network costs	577	407	1,816	1,339
Warranty and repairs and maintenance	294	561	1,880	2,924
Car-sharing services	1,156	931	3,302	3,162
Depreciation and amortization	1,213	1,109	4,573	2,853
			-
Total Cost of Revenues	16,068	30,592	62,766	68,268

Gross Profit	9,119	12,785	33,251	29,619

Operating Expenses:
Compensation	15,159	15,268	47,770	75,967
General and administrative expenses	7,972	8,539	23,782	26,466
Other operating expenses	4,739	5,300	16,135	13,630
Change in fair value of consideration payable	364	-	2,811	-
Impairment of intangible assets	-	5,143	-	5,143
Impairment of goodwill	69,111	89,087	69,111	89,087

Total Operating Expenses	97,345	123,337	159,609	210,293

Loss From Operations	(88,226)	(110,552)	(126,358)	(180,674)

Other Income (Expense):
Interest expense	(2)	(970)	(475)	(2,373)
Gain (loss) on extinguishment of notes payable	36	(1,000)	36	(1,000)
Change in fair value of derivative and other accrued liabilities	4	-	(11)	10
Other expense	(2)	(112)	(2)	(62)
Dividend and interest income	783	720	2,363	1,320

Total Other Income (Expense)	819	(1,362)	1,911	(2,105)

Loss Before Income Taxes	$(87,407)	$(111,914)	$(124,447)	$(182,779)

Benefit (provision) for income taxes	18	(807)	(174)	(1,225)

Net Loss	$(87,389)	$(112,721)	$(124,621)	$(184,004)

Net Loss Per Share:
Basic	$(0.86)	$(1.74)	$(1.24)	$(3.02)
Diluted	$(0.86)	$(1.74)	$(1.24)	$(3.02)

Weighted Average Number of
Common Shares Outstanding:
Basic	101,113,655	64,626,681	100,676,840	61,006,242
Diluted	101,113,655	64,626,681	100,676,840	61,006,242

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BLINK CHARGING CO.

Unaudited Condensed Consolidated Balance Sheets

(in thousands except for share amounts)

	September 30,	December 31,
	2024	2023

Assets
Current Assets:
Cash and cash equivalents	$64,584	$121,691
Accounts receivable, net	48,697	45,447
Inventory, net	42,312	47,942
Prepaid expenses and other current assets	4,666	6,654

Total Current Assets	160,259	221,734
Restricted cash	77	79
Property and equipment, net	44,045	35,127
Operating lease right-of-use assets	10,190	9,731
Intangible assets, net	12,055	16,298
Goodwill	75,770	144,881
Other assets	2,942	669

Total Assets	$305,338	$428,519

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$32,458	$31,193
Accrued expenses and other current liabilities	13,401	14,143
Current portion of consideration payable	265	6,792
Current portion of operating lease liabilities	3,571	3,448
Current portion of financing lease liabilities	40	512
Current portion of deferred revenue	16,330	13,613

Total Current Liabilities	66,065	69,701
Consideration payable, non-current portion	20,891	49,434
Operating lease liabilities, non-current portion	7,561	7,025
Financing lease liabilities, non-current portion	106	163
Other liabilities	337	337
Deferred revenue, non-current portion	15,955	12,462

Total Liabilities	110,915	139,122

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 101,154,412 and 92,818,233 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	101	93
Additional paid-in capital	858,240	829,563
Accumulated other comprehensive loss	(1,574)	(2,536)
Accumulated deficit	(662,344)	(537,723)

Total Stockholders’ Equity	194,423	289,397

Total Liabilities and Stockholders’ Equity	$305,338	$428,519

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BLINK CHARGING CO.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For The Nine Months Ended
	September 30,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(124,621)	$(184,004)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,566	9,694
Non-cash lease expense	1,473	1,695
Change in fair value of contingent consideration	-	28
Loss (gain) on disposal of fixed assets	598	(99)
Change in fair value of derivative and other accrued liabilities	11	10
Change in fair value of consideration payable	2,811	-
Provision for slow moving and obsolete inventory	1,306	376
Provision for credit losses	1,895	1,776
(Gain) loss on extinguishment of notes payable	(36)	1,000
Impairment of goodwill	69,111	89,087
Impairment of intangible assets	-	5,143
Stock-based compensation	2,877	20,543
Changes in operating assets and liabilities:
Accounts receivable	(4,970)	(19,655)
Inventory	(651)	(14,844)
Prepaid expenses and other current assets	2,024	(631)
Other assets	(2,270)	947
Accounts payable and accrued expenses	1,229	9,101
Other liabilities	-	(295)
Lease liabilities	(1,289)	(3,014)
Deferred revenue	6,106	5,980

Total Adjustments	89,791	106,842

Net Cash Used In Operating Activities	(34,830)	(77,162)

Cash Flows From Investing Activities:
Purchase consideration of Envoy, net of cash acquired	-	(4,660)
Capitalization of engineering costs	(161)	(526)
Purchases of property and equipment	(9,577)	(7,265)

Net Cash Used In Investing Activities	(9,738)	(12,451)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering, net [1]	25,070	122,379
Repayment of note payable	(37,881)	-
Proceeds from exercise of options and warrants	-	835
Repayment of financing liability in connection with finance lease	(582)	(2,103)
Payment of financing liability in connection with internal use software	(338)	(220)

Net Cash (Used In) Provided By Financing Activities	(13,731)	120,891

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1,190	(1,159)

Net (Decrease) Increase In Cash and Cash Equivalents and Restricted Cash	(57,109)	30,119

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	121,770	36,633

Cash and Cash Equivalents and Restricted Cash - End of Period	$64,661	$66,752

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$64,584	$66,678
Restricted cash	77	74
	$64,661	$66,752

[1] Includes gross proceeds of $25,651, less issuance costs of $581

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BLINK CHARGING CO.

Reconciliation of Non-GAAP Financial Measures to Comparable Financial Measures (Unaudited and in thousands)

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net Loss	$(87,389)	$(112,721)	$(124,621)	$(184,004)
Add:
Interest Expense	2	970	475	2,373
Provision for Income Taxes	(18)	807	174	1,225
Depreciation and amortization	2,987	2,869	9,566	9,694
EBITDA	(84,418)	(108,075)	(114,406)	(170,712)
Add:
Stock-based compensation	926	1,105	2,877	20,543
Acquisition-related costs	-	50	26	333
Impairment of goodwill and intangible assets	69,111	94,230	69,111	94,230
Estimated loss related to disposal of Blink Israel	-	-	676	-
Change in fair value related to consideration payable	364	-	2,811	-
Loss on extinguishment of notes payable	-	1,000	-	1,000
One-time non-recurring expense	-	-	-	11,632
Adjusted EBITDA	$(14,017)	$(11,690)	$(38,905)	$(42,974)

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net Income - per diluted share	$(0.86)	$(1.74)	$(1.24)	$(3.02)
Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.02	0.02	0.05	0.10
Acquisition-related costs	-	0.00	0.00	0.01
Estimated loss related to disposal of Blink Israel	-	-	0.01	-
Change in fair value related to consideration payable	0.01	-	0.03	-
Impairment of goodwill and intangible assets	0.68	1.54	0.68	1.54
Loss on extinguishment of notes payable	-	0.02	-	0.02
One-time non-recurring expense	-	-	-	0.19
Adjusted EPS	$(0.16)	$(0.16)	$(0.47)	$(1.15)

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Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for non-recurring items such as stock-based compensation, acquisition related costs, impairment of goodwill and intangible assets, estimated loss related to sale of underperforming assets of subsidiary, change in fair value related to consideration payable, loss on extinguishment of notes payable and one-time non-recurring expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including achieving its 2024 revenue and gross margin targets and its projected 2025 positive adjusted EBITDA and timeline, and the risk factors described in Blink’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

305-521-0200 ext. 446

Blink Media Contact

Nipunika Coe

PR@BlinkCharging.com

305-521-0200 ext. 266

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